UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2011

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		818-575-4500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 25, 2011, ValueClick, Inc. ("ValueClick" or the "Company") announced preliminary financial results for the fiscal quarter ended March 31, 2011. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.
On April 25, 2011, ValueClick announced the acquisition of Greystripe, Inc., a leading brand-focused mobile advertising network, for approximately $70 million in cash. Information regarding the transaction is contained in the press release attached hereto as Exhibit 99.1.
Additionally, ValueClick also announced that in the first quarter of 2011 and April 2011, the Company repurchased approximately 2.2 million shares and 0.4 million shares, respectively, of its outstanding common stock for an aggregate cost of $37.7 million. As of April 25, 2011, up to $62.3 million of ValueClick’s capital may be used to repurchase shares of the Company’s common stock under the Company's stock repurchase program. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release dated April 25, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

April 25, 2011	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 25, 2011.